Exhibit 99.2

CYXTERA TECHNOLOGIES, INC.

2021 OMNIBUS INCENTIVE PLAN

RESTRICTED STOCK UNIT GRANT NOTICE

Capitalized terms not specifically defined in this Restricted Stock Unit Grant Notice (the “Grant Notice”) have the meanings given to them in the Cyxtera Technologies, Inc. 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).

Cyxtera Technologies, Inc. (the “Company”) has granted to the participant listed below (“Participant”) the Restricted Stock Units described in this Grant Notice (the “RSUs”), subject to the terms and conditions of the Plan and the Restricted Stock Unit Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Number of RSUs:

Vesting Commencement Date:

Vesting Schedule:	[To be specified in individual award agreements]

[Signature Page Follows]

By accepting (whether in writing, electronically or otherwise) the RSUs, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement.

CYXTERA TECHNOLOGIES, INC.

By:

Name:

Title:

PARTICIPANT

[Participant Name]

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Exhibit A

RESTRICTED STOCK UNIT AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1    Award of RSUs. Subject to the terms and conditions set forth herein, in the Grant Notice and in the Plan, the Company hereby grants the RSUs to Participant effective as of the grant date set forth in the Grant Notice (the “Grant Date”). Each RSU represents an unfunded and unsecured promise to deliver to the Participant one Share or, at the option of the Company, an amount of cash, in either case, as set forth in this Agreement. Participant will have no right to the distribution of any Shares or payment of any cash until the time (if ever) the RSUs have vested.

1.2    Incorporation of Terms of Plan. The RSUs are subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

1.3    Unsecured Promise. The RSUs will at all times prior to settlement represent an unfunded and unsecured Company obligation payable only from the Company’s general assets. Unless and until the RSUs become settled in shares of Common Stock in accordance with the terms and conditions of this Agreement, the Grant Notice and the Plan, the Participant shall have no rights as a shareholder relating thereto.

ARTICLE II.

VESTING; FORFEITURE AND SETTLEMENT

2.1    Vesting; Forfeiture. The RSUs will vest according to the vesting schedule in the Grant Notice except that any fraction of an RSU that would otherwise be vested will be accumulated and will vest only when a whole RSU has accumulated. Notwithstanding anything in the Grant Notice or this Agreement to the contrary, in the event of Participant’s termination of employment or service with the Company Group for any reason, all unvested RSUs will immediately and automatically be cancelled and forfeited, except as set forth in the Plan (including, without limitation, Section 12(b)(ii) of the Plan).

2.2    Settlement. RSUs will be paid in Shares or cash at the Company’s option as soon as administratively practicable after the vesting of the applicable RSU as provided for herein, but in no event more than sixty (60) days after the RSU’s vesting date. Notwithstanding the foregoing, the Company may delay any payment under this Agreement that the Company reasonably determines would violate applicable law until the earliest date the Company reasonably determines the making of the payment will not cause such a violation (in accordance with Treasury Regulation Section 1.409A-2(b)(7)(ii)), provided the Company reasonably believes the delay will not result in the imposition of excise taxes under Section 409A.

ARTICLE III.

TAXATION AND TAX WITHHOLDING

3.1    Representation. Participant represents to the Company that Participant has reviewed with Participant’s own tax advisors the tax consequences of this Award and the transactions contemplated by the Grant Notice and this Agreement. Participant is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.

3.2    Tax Withholding.

(a)    The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the RSUs as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Award.

(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the RSUs, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the RSUs. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or settlement of the RSUs or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the RSUs to reduce or eliminate Participant’s tax liability. For the avoidance of doubt, Section 14(f) of the Plan shall apply to the RSUs.

ARTICLE IV.

OTHER PROVISIONS

4.1    Adjustments. Participant acknowledges that the RSUs, the Shares subject to the RSUs are subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2    Forfeiture and Claw-Back. Participant acknowledges and agrees that the RSUs (including any Shares or other proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt in respect of the RSUs) shall be subject to the provisions of any claw-back policy implemented by the Company or any Subsidiary, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

4.3    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

4.4    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws and, to the extent applicable laws permit, will be deemed amended as necessary to conform to applicable laws.

4.6    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is an individual who is subject to Section 16 of the Exchange Act , the Plan, the Grant Notice, this Agreement and the RSUs will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.9    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.10    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the RSUs, and rights no greater than the right to receive cash or the Shares as a general unsecured creditor with respect to the RSUs, as and when settled pursuant to the terms of this Agreement.

4.11    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.

4.13    Restrictions. In the event the Shares are no longer registered with the United States Securities and Exchange Commission (as determined by the Committee), any Shares acquired in respect of the RSUs shall be subject to such terms and conditions as the Committee shall determine, including, without limitation, restrictions on the transferability, repurchase rights, the right of the Company to require that Shares be transferred in the event of certain transactions, rights of first refusal, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Committee, be contained in an exercise notice, securityholders’ agreement or in such other agreement as the Committee shall determine, in each case in a form determined by the Committee. The Committee may condition the issuance of such Shares on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements.

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CYXTERA TECHNOLOGIES, INC.

2021 OMNIBUS INCENTIVE PLAN

STOCK OPTION GRANT NOTICE

Capitalized terms not specifically defined in this Stock Option Grant Notice (the “Grant Notice”) have the meanings given to them in the Cyxtera Technologies, Inc. 2021 Omnibus Incentive Plan (as may be amended from time to time, the “Plan”).

Cyxtera Technologies, Inc. (the “Company”) has granted to the participant listed below (“Participant”) the stock option described in this Grant Notice (the “Option”), subject to the terms and conditions of the Plan and the Stock Option Agreement attached as Exhibit A (the “Agreement”), both of which are incorporated into this Grant Notice by reference.

Participant:

Grant Date:

Exercise Price per Share:	[Can be no less than 100% (or, for any 10% stockholder receiving an Incentive Stock Option, 110%) of the FMV on the Grant Date]

Shares Subject to the Option:

Final Expiration Date:	[Can be no later than 10th anniversary (or, for any 10% stockholder receiving an Incentive Stock Option, 5th anniversary) of Grant Date]

Vesting Commencement Date:

Vesting Schedule:	[To be specified in individual award agreements]

Type of Option	[Incentive Stock Option/Nonqualified Stock Option]

[Signature Page Follows]

By accepting (whether in writing, electronically or otherwise) the Option, Participant agrees to be bound by the terms of this Grant Notice, the Plan and the Agreement. Participant has reviewed the Plan, this Grant Notice and the Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Grant Notice and fully understands all provisions of the Plan, this Grant Notice and the Agreement. Participant hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan, this Grant Notice or the Agreement.

CYXTERA TECHNOLOGIES, INC.

By:

Name:

Title:

PARTICIPANT

[Participant Name]

Exhibit A

STOCK OPTION AGREEMENT

Capitalized terms not specifically defined in this Agreement have the meanings specified in the Grant Notice or, if not defined in the Grant Notice, in the Plan.

ARTICLE I.

GENERAL

1.1    Grant of Option. Subject to the terms and conditions set forth herein, in the Grant Notice and in the Plan, the Company hereby grants to Participant the Option effective as of the grant date set forth in the Grant Notice (the “Grant Date”).

1.2    Incorporation of Terms of Plan. The Option is subject to the terms and conditions set forth in this Agreement and the Plan, which is incorporated herein by reference. In the event of any inconsistency between the Plan and this Agreement, the terms of the Plan will control.

ARTICLE II.

PERIOD OF EXERCISABILITY

2.1    Commencement of Exercisability. The Option will vest and become exercisable according to the vesting schedule in the Grant Notice (the “Vesting Schedule”) except that any fraction of a Share as to which the Option would be vested or exercisable will be accumulated and will vest and become exercisable only when a whole Share has accumulated. Notwithstanding anything in the Grant Notice or this Agreement to the contrary, except as otherwise provided in the Plan (including, without limitation, Section 12(b)(ii)), the Option will immediately expire and be forfeited as to any portion that is not vested and exercisable as of Participant’s termination of service or employment with the Company Group (a “Termination of Service”) for any reason.

2.2    Duration of Exercisability. The Vesting Schedule is cumulative. Any portion of the Option which vests and becomes exercisable will remain vested and exercisable until the Option expires or is forfeited as provided for herein or in the Plan. The Option will be forfeited immediately upon its expiration.

2.3    Expiration of Option. The vested and exercisable portion of the Option may not be exercised to any extent by anyone after, and will expire on, the first of the following to occur:

(a)    The Final Expiration Date in the Grant Notice;

(b)    Except as the Committee may otherwise approve, the expiration of ninety (90) days from the date of Participant’s Termination of Service, unless Participant’s Termination of Service is for Cause or by reason of Participant’s death or Disability;

(c)    Except as the Committee may otherwise approve, the expiration of one (1) year from the date of Participant’s Termination of Service by reason of Participant’s death or Disability; and

(d)    Except as the Committee may otherwise approve, Participant’s Termination of Service for Cause, the Participant engaging in Detrimental Activity or the breach by the Participant of any restrictive covenants by which the Participant may be bound.

ARTICLE III.

EXERCISE OF OPTION

3.1    Person Eligible to Exercise. During Participant’s lifetime, only Participant may exercise the Option. After Participant’s death, any vested and exercisable portion of the Option may, prior to the time the Option expires, be exercised by Participant’s Beneficiary as provided in the Plan.

3.2    Partial Exercise. Any vested and exercisable portion of the Option or the entire Option, if then wholly vested and exercisable, may be exercised, in whole or in part, according to the procedures in the Plan (including Section 6(d) of the Plan) at any time prior to the time the Option or portion thereof expires, except that the Option may only be exercised for whole Shares.

3.3    Tax Withholding.

(a)    The Company has the right and option, but not the obligation, to treat Participant’s failure to provide timely payment in accordance with the Plan of any withholding tax arising in connection with the Option as Participant’s election to satisfy all or any portion of the withholding tax by requesting the Company retain Shares otherwise issuable under the Option.

(b)    Participant acknowledges that Participant is ultimately liable and responsible for all taxes owed in connection with the Option, regardless of any action the Company or any Subsidiary takes with respect to any tax withholding obligations that arise in connection with the Option. Neither the Company nor any Subsidiary makes any representation or undertaking regarding the treatment of any tax withholding in connection with the awarding, vesting or exercise of the Option or the subsequent sale of Shares. The Company and the Subsidiaries do not commit and are under no obligation to structure the Option to reduce or eliminate Participant’s tax liability. For the avoidance of doubt, Section 14(f) of the Plan shall apply to the Option.

ARTICLE IV.

OTHER PROVISIONS

4.1    Adjustments. Participant acknowledges that the Option is subject to adjustment, modification and termination in certain events as provided in this Agreement and the Plan.

4.2    Forfeiture and Claw-Back. Participant acknowledges and agrees that the Option (including any proceeds, gains or other economic benefit actually or constructively received by Participant upon any receipt or exercise of the Option or upon the receipt or resale of any Shares underlying the Option) shall be subject to the provisions of any claw-back policy implemented by the Company or any Subsidiary, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder.

4.3    Notices. Any notice to be given under the terms of this Agreement to the Company must be in writing and addressed to the Company in care of the Company’s Secretary at the Company’s principal office or the Secretary’s then-current email address or facsimile number. Any notice to be given under the terms of this Agreement to Participant must be in writing and addressed to Participant (or, if Participant is then deceased, to the Beneficiary) at Participant’s last known mailing address, email address or facsimile number in the Company’s personnel files. By a notice given pursuant to this Section, either party may designate a different address for notices to be given to that party. Any notice will be deemed duly given when actually received, when sent by email, when sent by certified mail (return receipt requested) and deposited with postage prepaid in a post office or branch post office regularly maintained by the United States Postal Service, when delivered by a nationally recognized express shipping company or upon receipt of a facsimile transmission confirmation.

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4.4    Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

4.5    Conformity to Securities Laws. Participant acknowledges that the Plan, the Grant Notice and this Agreement are intended to conform to the extent necessary with all applicable laws and, to the extent applicable laws permit, will be deemed amended as necessary to conform to applicable laws.

4.6    Successors and Assigns. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement will inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth in this Agreement or the Plan, this Agreement will be binding upon and inure to the benefit of the heirs, legatees, legal representatives, successors and assigns of the parties hereto.

4.7    Limitations Applicable to Section 16 Persons. Notwithstanding any other provision of the Plan or this Agreement, if Participant is an individual who is subject to Section 16 of the Exchange Act, the Plan, the Grant Notice, this Agreement and the Option will be subject to any additional limitations set forth in any applicable exemptive rule under Section 16 of the Exchange Act (including any amendment to Rule 16b-3) that are requirements for the application of such exemptive rule. To the extent applicable laws permit, this Agreement will be deemed amended as necessary to conform to such applicable exemptive rule.

4.8    Entire Agreement. The Plan, the Grant Notice and this Agreement (including any exhibit hereto) constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Company and Participant with respect to the subject matter hereof.

4.9    Agreement Severable. In the event that any provision of the Grant Notice or this Agreement is held illegal or invalid, the provision will be severable from, and the illegality or invalidity of the provision will not be construed to have any effect on, the remaining provisions of the Grant Notice or this Agreement.

4.10    Limitation on Participant’s Rights. Participation in the Plan confers no rights or interests other than as herein provided. This Agreement creates only a contractual obligation on the part of the Company as to amounts payable and may not be construed as creating a trust. Neither the Plan nor any underlying program, in and of itself, has any assets. Participant will have only the rights of a general unsecured creditor of the Company with respect to amounts credited and benefits payable, if any, with respect to the Option, and rights no greater than the right to receive the Shares as a general unsecured creditor with respect to the Option, as and when exercised pursuant to the terms hereof.

4.11    Not a Contract of Employment. Nothing in the Plan, the Grant Notice or this Agreement confers upon Participant any right to continue in the employ or service of the Company or any Subsidiary or interferes with or restricts in any way the rights of the Company and its Subsidiaries, which rights are hereby expressly reserved, to discharge or terminate the services of Participant at any time for any reason whatsoever, with or without Cause, except to the extent expressly provided otherwise in a written agreement between the Company or a Subsidiary and Participant.

4.12    Counterparts. The Grant Notice may be executed in one or more counterparts, including by way of any electronic signature, subject to applicable law, each of which will be deemed an original and all of which together will constitute one instrument.

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4.13    [Incentive Stock Options. If the Option is designated as an Incentive Stock Option:

(a)    Participant acknowledges that to the extent the aggregate fair market value of shares (determined as of the time the option with respect to the shares is granted) with respect to which stock options intended to qualify as “incentive stock options” under Section 422 of the Code, including the Option, are exercisable for the first time by Participant during any calendar year exceeds $100,000 or if for any other reason such stock options do not qualify or cease to qualify for treatment as “incentive stock options” under Section 422 of the Code, such stock options (including the Option) will be treated as non-qualified stock options. Participant further acknowledges that the rule set forth in the preceding sentence will be applied by taking the Option and other stock options into account in the order in which they were granted, as determined under Section 422(d) of the Code. Participant acknowledges that amendments or modifications made to the Option pursuant to the Plan that would cause the Option to become a Nonqualified Stock Option will not materially or adversely affect Participant’s rights under the Option, and that any such amendment or modification shall not require Participant’s consent. Participant also acknowledges that if the Option is exercised more than three (3) months after Participant’s Termination of Service as an employee of the Company Group, other than by reason of death or disability, the Option will be taxed as a Nonqualified Stock Option.

(b)    Participant will give prompt written notice to the Company of any disposition or other transfer of any Shares acquired under this Agreement if such disposition or other transfer is made (a) within two (2) years from the Grant Date or (b) within one (1) year after the transfer of such Shares to Participant. Such notice will specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by Participant in such disposition or other transfer.]1

4.14    Restrictions. In the event the Shares are no longer registered with the United States Securities and Exchange Commission (as determined by the Committee), any Shares acquired in respect of the Option shall be subject to such terms and conditions as the Committee shall determine, including, without limitation, restrictions on the transferability, repurchase rights, the right of the Company to require that Shares be transferred in the event of certain transactions, rights of first refusal, tag-along rights, bring-along rights, redemption and co-sale rights and voting requirements. Such terms and conditions may be additional to those contained in the Plan and may, as determined by the Committee, be contained in an exercise notice, securityholders’ agreement or in such other agreement as the Committee shall determine, in each case in a form determined by the Committee. The Committee may condition the issuance of such Shares on the Participant’s consent to such terms and conditions and the Participant’s entering into such agreement or agreements.

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[1]	Note to Draft: Remove for options designated as Nonqualified Stock Options.

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